                                  SCHEDULE 14A
                                 (RULE 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
               Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934
                                (Amendment No. )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [_]

Check the appropriate box:

[ ] Preliminary Proxy Statement     [_] Confidential, For Use of the Commission Only
[X] Definitive Proxy Statement          (as permitted by Rule 14a-6(e)(2))
[_] Definitive Additional Materials
[_] Soliciting Material Under Rule 14a-12

                        Crown Castle International Corp.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   [X] No fee required.

   [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

        1. Title of each class of securities to which transaction applies:

        2. Aggregate number of securities to which transaction applies:

        3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        4. Proposed maximum aggregate value of transaction:

        5. Total fee paid:

   [_] Fee paid previously with preliminary materials:

   [_] Check box if any part of the fee is offset as provided by Exchange Act
       Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

        1. Amount previously paid:

        2. Form, Schedule or Registration Statement No.:

        3. Filing Party:

        4. Date Filed:

[LOGO] CROWN
CASTLE
INTERNATIONAL
April 16, 2003

Dear Stockholder:

It is my pleasure to invite you to attend Crown Castle International Corp.'s 2003 Annual Meeting of Stockholders. The meeting will be held on Thursday, May 29, 2003 at 9:00 a.m. local time at the Company's corporate office, 510 Bering Drive, Suite 500, Houston, Texas. The Notice of Annual Meeting and Proxy Statement accompanying this letter describe the business to be conducted at the meeting. The Proxy Statement and the accompanying form of proxy are being mailed to the Company's stockholders on or about April 23, 2003.

During the meeting, Company officials will report to you on the Company's financial performance and other activities during 2002 and the Company's goals for 2003. The Board of Directors welcomes this opportunity to have a dialogue with the Company's stockholders and looks forward to your comments and questions.

If you are a stockholder of record who plans to attend the meeting, please mark the appropriate box on your proxy card. If your shares are held by a bank, broker or other intermediary and you plan to attend, please send written notification to the Company's Corporate Secretary, 510 Bering Drive, Suite 500, Houston, Texas 77057, and enclose evidence of your ownership (such as a letter from the bank, broker or intermediary confirming your ownership or a bank or brokerage firm account statement). The names of all those indicating they plan to attend will be placed on an admission list held at the registration desk at the entrance to the meeting.

It is important that your shares be represented at the meeting, regardless of the number you may hold. Whether or not you plan to attend, please sign, date and return your proxy card as soon as possible. This will not prevent you from voting your shares in person if you are present.

I look forward to seeing you on May 29, 2003.

Kind Regards,

/s/ Lanny Martin
J. Landis Martin
Chairman of the Board

[LOGO] CROWN
CASTLE
INTERNATIONAL

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                            Thursday, May 29, 2003
                                   9:00 a.m.

                          510 Bering Drive, Suite 500
                             Houston, Texas 77057

                                                                 April 16, 2003

Dear Stockholder:

You are invited to the Annual Meeting of Stockholders of Crown Castle International Corp. (the "Company"). The annual meeting will be held at the time and place noted above. At the meeting, the Company will ask you to:

  . elect the Company's four class II directors: Carl Ferenbach, Ari Q. Fitzgerald, John P. Kelly and William D. Strittmatter

  . ratify the appointment of KPMG LLP as the Company's independent public accountants for 2003

  .   vote on any other business properly before the Annual Meeting

Stockholders of record at the close of business on April 9, 2003, will be entitled to vote at the meeting or any adjournment of the meeting. A complete list of these stockholders will be open for examination by any stockholder of record at the Company's principal executive offices at 510 Bering Drive, Suite 500, Houston, TX 77057 for a period of 10 days prior to the Annual Meeting. The list will also be available for examination by any stockholder of record present at the Annual Meeting.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR BOTH PROPOSALS.

Your vote is important. To be sure your vote counts and to assure a quorum, please vote, sign, date and return the proxy card whether or not you plan to attend the Annual Meeting.

                                      By Order of the Board of Directors,

                                      /s/ Donald J. Reid, Jr.
                                      Donald J. Reid, Jr.
                                      Corporate Secretary

                               Table of Contents

                                                                          Page
                                                                          ----
 I.    Information About Voting..........................................   3

 II.   Proposals.........................................................   5
          The Election of Directors......................................   5
          Ratification of Appointment of Independent Public Accountants..   6

 III.  Board of Directors................................................   7
          Nominees for Director..........................................   7
          Directors Continuing in Office.................................   9

 IV.   Information About the Board of Directors..........................  13
          Meetings.......................................................  13
          Committees.....................................................  13
          Board Compensation and Relationships...........................  15

 V.    Executive Officers of the Company.................................  18

 VI.   Security Ownership of CCIC........................................  20
          Management Ownership...........................................  20
          Other Security Ownership.......................................  23

 VII.  Executive Compensation............................................  30
          Summary Compensation Table.....................................  30
          Aggregated Option Exercises in 2002 and Year-End Option Values.  32
          Employment, Termination and Change of Control Arrangements.....  33
          Compensation Committee 2002 Report.............................  35
          Stockholder Return Performance Presentation....................  39

 VIII. Audit Committee Matters...........................................  40
          Audit Committee 2002 Report....................................  40

 IX.   Other Matters.....................................................  42
          Section 16(a) Beneficial Ownership Reporting Compliance........  42
          Stockholder Proposals for 2004 Annual Meeting..................  42
          Expenses Relating to this Proxy Solicitation...................  43

I. INFORMATION ABOUT VOTING

Solicitation of Proxies. The Board of Directors ("Board") of Crown Castle International Corp. ("CCIC" or the "Company") is soliciting proxies for use at the 2003 Annual Meeting of CCIC ("Annual Meeting") and any adjournments of the Annual Meeting. CCIC first sent this proxy statement, the accompanying form of proxy and the CCIC Annual Report for 2002 to its stockholders on or about April 23, 2003.

Agenda Items.  The agenda for the Annual Meeting is to:

    1. Elect four class II directors for a term of three years;

    2. Ratify the appointment of KPMG LLP as the Company's independent public accountants for 2003; and

    3. Conduct other business properly before the Annual Meeting.

Who can Vote. You can vote at the Annual Meeting if you are a holder on the Record Date of CCIC's common stock, par value of $0.01 per share ("Common Stock"), or CCIC's 8 1/4% Series A Cumulative Convertible Redeemable Preferred Stock ("8 1/4% Convertible Preferred Stock"). The record date for determining the stockholders entitled to notice of, and to vote at, the Annual Meeting is the close of business on April 9, 2003 (the "Record Date"). Holders of Common Stock will have one vote for each share of Common Stock, and holders of 8 1/4% Convertible Preferred Stock, which vote on an as converted basis, will have an aggregate of 7,441,860 votes. As of the close of business on the Record Date, there were 223,661,634 shares of Common Stock and 200,000 shares of 8 1/4% Convertible Preferred Stock outstanding. As of the Record Date, the outstanding shares of 8 1/4% Convertible Preferred Stock were convertible into an aggregate of 7,441,860 shares of Common Stock. All outstanding shares of Common Stock are entitled to vote, other than the 15,597,783 shares of Common Stock held by Crown Atlantic Holding Company LLC and the 5,063,731 shares of common stock held by Crown Castle GT Company LLC (the limited liability companies for CCIC's joint ventures with certain indirect subsidiaries of Verizon Communications, Inc.), which are not entitled to vote or be counted for quorum purposes while held by such venture.

How to Vote. You may vote in two ways:

  .   You can come to the Annual Meeting and cast your vote there; or

  . You can vote by signing and returning the enclosed proxy card (or contacting the internet or telephone voting service listed on your proxy card). If you do, the individuals named on the card will vote your shares in the manner you indicate.

Use of Proxies. Unless you tell the Board on the proxy card to vote differently, the Board plans to vote all shares represented by the signed and returned proxies FOR the Board nominees named herein and FOR the ratification of the appointment of KPMG LLP as the Company's independent public accountants for 2003. The Company does not now know of any other matters to come before the Annual Meeting. If they do, proxy holders will vote the shares represented by the proxies in their best judgment.

Revoking a Proxy. You may revoke your proxy at any time before it is exercised. You can revoke a proxy by:

  .   Sending a written notice of revocation to the Corporate Secretary of CCIC;

  .   Delivering a properly executed, later-dated proxy; or

  .   Attending the Annual Meeting and voting in person.

The Quorum Requirement. A quorum of stockholders is needed to hold a valid Annual Meeting. A quorum will exist to hold a valid Annual Meeting if the holders of at least a majority in voting power of the outstanding shares of Common Stock and 8 1/4% Convertible Preferred Stock entitled to vote at the Annual Meeting either attend the Annual Meeting in person or are represented by proxy. Abstentions and broker non-votes are counted as present for the purpose of establishing a quorum. A broker non-vote occurs when a broker votes on some matters on the proxy card but not on others because the broker has not received voting instructions from its customer or does not have the authority to do so.

Vote Required for Action. Directors are elected (Proposal 1) by a plurality vote of the holders of shares of Common Stock and the holders of 8 1/4% Convertible Preferred Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors, voting together as a single class. The ratification of KPMG LLP as CCIC's independent public accountants for 2003 (Proposal 2) requires the affirmative vote of the holders of a majority of the voting power represented by the shares of Common Stock and 8 1/4% Convertible Preferred Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on such matter, voting together as a single class.

Generally, all other actions require the affirmative vote of a majority of the voting power represented by shares of Common Stock and 8 1/4% Convertible Preferred Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on such matters, voting together as a single class. With respect to Proposal 1, abstentions and broker non-votes have no effect on determinations of plurality, except to the extent that they affect the total votes received by any particular candidate. Abstentions have the effect of a no vote with respect to Proposal 2. Shares represented by broker non-votes will not be considered to be present at the Annual Meeting for purposes of Proposal 2; therefore, broker non-votes will have the practical effect of reducing the number of affirmative votes required to achieve a majority vote by reducing the total number of shares from which the majority is calculated.

II. PROPOSALS

1. The Election of Directors

CCIC has three classes of directors of as nearly equal size as possible. The term for each class is three years. Class terms expire on a rolling basis, so that one class of directors is elected each year. The term for class II directors expires at the 2003 Annual Meeting.

The nominees for class II directors this year are: Carl Ferenbach, Ari Q. Fitzgerald, John P. Kelly and William D. Strittmatter. Mr. Strittmatter is the nominee of GE Capital pursuant to the terms of CCIC's 8 1/4% Convertible Preferred Stock.

Each nominee has consented to be nominated and has expressed his intention to serve if elected. The Board expects that each of the nominees for class II directors will be able and willing to serve as a director. If any nominee is not available, the proxies may be voted for another person nominated by the current Board to fill the vacancy, or the size of the Board may be reduced. Information about the nominees, the continuing directors and the Board is contained in the next section of this proxy statement.

The Board of Directors recommends a vote FOR the election of Carl
Ferenbach, Ari Q. Fitzgerald, John P. Kelly and William D. Strittmatter as class II directors.

2. Ratification of Appointment of Independent Public Accountants

The Audit Committee of the Board has appointed KPMG LLP to continue to serve as CCIC's independent public accountants for 2003. KPMG LLP has served as CCIC's independent public accountants since 1995. In the event the shareholders do not ratify the appointment, the appointment will be reconsidered by the Audit Committee and the Board.

The Company expects a representative of KPMG LLP to attend the Annual Meeting. The representative will have an opportunity to make a statement if he or she desires and also will be available to respond to appropriate questions.

Audit Fees. The aggregate fees, including out-of-pocket expenses, billed for professional services rendered by KPMG LLP for the audit of the Company's consolidated financial statements as of and for the year ended December 31, 2002, and the reviews of the Company's unaudited condensed consolidated interim financial statements as of March 31, 2002, June 30, 2002, and September 30, 2002 were $502,000.

Financial Information Systems Design & Implementation Fees. KPMG LLP did not engage in any activities or receive any fees for 2002 relating to designing or implementing hardware or software systems that aggregate source data underlying the financial statements or generate information that is significant to the Company's financial statements taken as a whole.

All Other Fees. In addition to the fees described above, aggregate fees, including out-of-pocket expenses, of $1,060,000 were paid to KPMG LLP during the year ended December 31, 2002, primarily for the following professional services: statutory and other audits ($499,000); tax-related services ($417,000); and audit-related services ($144,000).

The Board of Directors recommends a vote FOR ratification of the appointment of KPMG LLP as the Company's independent public accountants for the year 2003.

III. BOARD OF DIRECTORS

Nominees for Director
Class II--For a Term Expiring in 2006

--------------------------------------------------------------------------------------------------
[PHOTO]             Carl Ferenbach
                    Principal Occupation: Managing Director, Berkshire Partners LLC
Carl Ferenbach      Age: 61
                    Director Since: 2002 (with prior service as a director from 1995 to 2001)

                    Carl Ferenbach rejoined the Board in July 2002. Prior to such time,
                    Mr. Ferenbach served on the Board from 1995 to 2001, including as
                    Chairman of the Board from April 1997 to May 1999. Since its founding in 1986, Mr. Ferenbach has been a Managing Director of Berkshire
                    Partners LLC, a private equity investment firm that manages six investment funds with approximately $3.5 billion of capital.
Mr. Ferenbach also serves as a Managing Director of the general partners of the six investment funds and of related coinvestment partnerships. In addition, Mr. Ferenbach currently serves as Chairman of the Board of Directors of English, Welsh & Scottish Railway
Holdings Limited and US Can Company and is a director of Australian Transport Network
Limited.

----------------------------------------------------------------------------------------------------
[PHOTO]               Ari Q. Fitzgerald
                      Principal Occupation: Partner with Hogan & Hartson L.L.P.
Ari Fitzgerald        Age: 40
                      Director Since: 2002

                      Mr. Fitzgerald was appointed a director of CCIC in August 2002.
                      Mr. Fitzgerald is currently a partner in the Washington, D.C. office of
                      Hogan & Hartson L.L.P., and is a member of that firm's
                      Communications Group where he concentrates on wireless,
                      international and internet-related issues. Prior to joining
                      Hogan & Hartson, Mr. Fitzgerald was an attorney with the Federal
Communications Commission ("FCC") from 1997 to 2001. While at the FCC he served for nearly three years as legal advisor to FCC Chairman William Kennard and later as deputy chief of the FCC's International Bureau. Prior to joining the FCC, Mr. Fitzgerald was an attorney in the Office of Legal Counsel of the U.S. Department of Justice. He also served as legal counsel to former U.S. Senator Bill Bradley. Prior to working for the U.S. Department of Justice, Mr. Fitzgerald worked as an attorney for the international law firm of Sullivan &
Cromwell LLP. Mr. Fitzgerald also worked as a financial analyst for the investment bank
First Boston before entering law school.

------------------------------------------------------------------------------------------------------
[PHOTO]                 John P. Kelly
                        Principal Occupation: President and Chief Executive Officer
John P. Kelly           Age: 45
                        Director Since: 2000

                        John P. Kelly was elected as a director of CCIC in May 2000 and was appointed President and Chief Executive Officer of CCIC in August
                        2001. Prior to his appointment as CEO, he served as President and
                        Chief Operating Officer of CCIC. Mr. Kelly joined CCIC in July 1998, and was named President and COO of Crown Communication, Inc. in
                        December of that year. From January 1990 to July 1998, Mr. Kelly was the President and Chief Operating Officer of Atlantic Cellular Company L.P. From December
1995 to July 1998, Mr. Kelly was also President and Chief Operating Officer of Hawaiian
Wireless, Inc., an affiliate of Atlantic Cellular. He currently serves on the Board of Directors and is Chairman of the PCIA, the Wireless Infrastructure Association.

------------------------------------------------------------------------------------------------------------
[PHOTO]                       William D. Strittmatter
                              Principal Occupation: Vice President of GE Capital and Chief Risk
William D. Strittmatter       Officer for GE Commercial Finance
                              Age: 46
                              Director Since: 1999

                              William D. Strittmatter has been a director of CCIC since
                              November 1999. He is the Vice President of GE Capital and Chief Risk
                              Officer for GE Commercial Finance ("GECF"). In that capacity he is responsible for the worldwide credit and risk management functions for
                              GECF. Prior to his current position, Mr. Strittmatter held the office of
Managing Director--Telecommunications for the Structured Finance Group of GE Capital
("SFG") and prior to that, Managing Director and head of SFG's Commercial and Industrial financing business. Before being appointed as a Managing Director of SFG, Mr. Strittmatter was SFG's Chief Credit Officer. Mr. Strittmatter joined GE Capital in 1982 and has held various positions in finance, operations and marketing. From 1978 to 1980, Mr. Strittmatter was a CPA with the Rochester, New York office of the accounting firm Main Hurdman.
Mr. Strittmatter is the nominee of GE Capital for election as a director of CCIC pursuant to the terms of CCIC's 81/4% Convertible Preferred Stock.

Directors Continuing in Office

Class III--Term Expiring in 2004

----------------------------------------------------------------------------------------------------
[PHOTO]                  Randall A. Hack
                         Principal Occupation: Senior Managing Director, Nassau Capital
Randall A. Hack          Age: 55
                         Director Since: 1997

                         Randall A. Hack was elected as a director of CCIC in February 1997.
                         Since January 1995, Mr. Hack has served as a Senior Managing
                         Director of Nassau Capital L.L.C., an investment firm that he co-founded. Nassau Capital manages a $300 million portfolio of investments in private companies exclusively on behalf of Princeton
                         University's endowment. From 1990 to January 1995, Mr. Hack served as President of the Princeton University Investment Company
("PRINCO"), which has management responsibility for Princeton's $8 billion endowment.
From 1970 to 1988, he served as President and CEO of Matrix Development Company, a commercial and industrial real estate development firm that he founded. Mr. Hack currently serves as an Advisory Director of Berkshire Partners LLC, a private equity investment firm based in Boston with approximately $3.5 billion of capital. Mr. Hack holds a number of corporate directorships, including Vector Global Services, Inc., a private company providing service-based computing solutions; Output Exploration L.L.C. ("OPEX"), a private company engaged in oil and gas exploration production; and FiberTower Corporation, a private company serving wireless carriers in the telecommunications business. Mr. Hack is currently a Trustee of Quebec Labrador Foundation and Deerfield Academy.

-----------------------------------------------------------------------------------------------------------------
[PHOTO]                          Edward C. Hutcheson, Jr.
                                 Principal Occupation: Individual Investor and Consultant
Edward C.Hutcheson, Jr.          Age: 57
                                 Director Since: 1999 (with prior service as a director from 1995 to
                                 1999)

                                 Edward C. Hutcheson, Jr. has served as a director of CCIC from
                                 January 1995 until February 1999 and from July 1999 until the present.
                                 Mr. Hutcheson co-founded CCIC in 1994 and served as Chief Executive
                                 Officer or Chairman from its inception until March 1997. Since February
                                 2000, Mr. Hutcheson has been involved in private investment activities.
                                 From March 1997 until February 2000, he served in several capacities, including Chief Operating Officer, with Sanders Morris Harris Group ("SMHG"), a publicly owned financial services company, and its predecessor companies. From 1987 through 1993, he served in senior management roles with Baroid Corporation, a publicly owned petroleum services company. He served as President, Chief Operating Officer and a director of the
Baroid holding company from 1990 through 1993. Mr. Hutcheson serves on the board of directors of Trico Marine Services, a publicly held provider of marine support vessels to the oil and gas industry; Special Metals Corporation, a publicly held producer of high performance nickel-based alloys and superalloys; and Pinnacle Management & Trust Co., a full service investment management and trust company and wholly owned subsidiary of SMHG.

---------------------------------------------------------------------------------------------------------
[PHOTO]                  J. Landis Martin
                         Principal Occupation: President and CEO, NL Industries, Inc.;
J. Landis Martin         Chairman and CEO, Titanium Metals Corporation
                         Age: 57
                         Director Since: 1999 (with prior service as a director from 1995 to 1998)

                         J. Landis Martin has been a director of CCIC from 1995 through
                         November 1998 and November 1999 to the present. Mr. Martin has served as Chairman of the Board of Directors of CCIC since May 2002.
                         Mr. Martin has been Chairman and CEO of Titanium Metals
                         Corporation ("TIMET"), a publicly held integrated producer of titanium metals since January 1994. Mr. Martin has served as President and
CEO of NL Industries, Inc. ("NL"), a publicly held manufacturer and marketer of titanium dioxide chemicals since 1987 and as a director since 1986. Mr. Martin has served as
Chairman of Tremont Corporation ("Tremont"), a holding company which primarily owns stock in TIMET and NL from 1990 to February 2003 and as CEO and a director of Tremont from
1998 until February 2003. From 1990 until its acquisition by Dresser Industries, Inc.
("Dresser") in 1994, Mr. Martin served as Chairman of the Board and CEO of Baroid
Corporation, a publicly owned petroleum services company. Mr. Martin is also a director of
Halliburton Company, a public company engaged in the petroleum services, hydrocarbon processing and engineering industries; Apartment Investment Management Corporation, a public real estate investment trust; and Special Metals Corporation, a publicly held producer of high performance nickel-based alloys and superalloys.

Directors Continuing in Office

Class I--Term Expiring in 2005

------------------------------------------------------------------------------------------------------
[PHOTO]                  Dale N. Hatfield
                         Principal Occupation: Adjunct Professor, Department of
Dale N. Hatfield         Interdisciplinary Telecommunications,
                         University of Colorado at Boulder
                         Age: 65
                         Director Since: 2001

                         Dale N. Hatfield was appointed a Director of CCIC in July 2001.
                         Mr. Hatfield has been an Adjunct Professor in the Department of
                         Interdisciplinary Telecommunications at the University of Colorado at
                         Boulder since April 2002. Before assuming his current position,
Mr. Hatfield had been the Chair of the Department of Interdisciplinary Telecommunications
at the University of Colorado at Boulder since January 2001. Prior to assuming that position,
Mr. Hatfield was the Chief of the Office of Engineering and Technology at the Federal
Communications Commission and, immediately before that, he was the agency's
Chief Technologist. He retired from the FCC and government service in December 2000.
Before joining the FCC in December 1997, he was Chief Executive Officer of Hatfield
Associates, Inc., a Boulder, Colorado based multidisciplinary telecommunications consulting firm. Prior to founding Hatfield Associates in 1982, Mr. Hatfield was Deputy Assistant
Secretary of Commerce for Communications and Information and Deputy Administrator of
the National Telecommunications and Information Administration ("NTIA"). Before moving to
NTIA, Mr. Hatfield was Chief of the Office of Plans and Policy at the FCC. Mr. Hatfield has
received numerous professional excellence awards from industry, academia and government. Currently, Mr. Hatfield also serves on the Board of Directors of KBDI TV-12
Public Television in Denver.

-----------------------------------------------------------------------------------------------
[PHOTO]             Lee W. Hogan
                    Principal Occupation: Individual Investor
Lee W. Hogan        Age: 58
                    Director Since: 2001

                    Lee W. Hogan was appointed as a director of CCIC in March 2001.
                    Mr. Hogan served as President and CEO of SFM Limited from
                    March 2001 to December 2001. Mr. Hogan served as an officer and director of Reliant Energy Inc. ("Reliant"), a public diversified international energy services and energy delivery company, from 1990 to 2000. During his tenure at Reliant, Mr. Hogan served as vice chairman and as one of four members of The Office of the Chief Executive Officer, the principal management policy instrument of Reliant. In addition, he served on the finance committee of Reliant's Board of Directors. Previously, Mr. Hogan served as CEO of
Reliant's Retail Energy Group, president and CEO of Reliant's International Business Group
(directing energy operations in Asia, Europe and Latin America), and in a variety of capacities for Reliant's Houston Lighting & Power subsidiary. Mr. Hogan was the founding president of The Greater Houston Partnership, a business advocacy organization, where he served from 1987 to 1990. During that same time, he was a member of the Board of
Directors of St. Luke's Episcopal Hospital, M.D. Anderson Cancer Center Outreach
Corporation, The Texas Medical Center and The Salvation Army.

------------------------------------------------------------------------------------------------------
[PHOTO]                    Robert F. McKenzie
                           Principal Occupation: Individual Investor
Robert F. McKenzie         Age: 59
                           Director Since: 1995

                           Robert F. McKenzie was elected as a director of CCIC in 1995. From
                           1990 to 1994, Mr. McKenzie was the Chief Operating Officer and a
                           director of OneComm, Inc., a mobile communications provider that he helped found in 1990. From 1980 to 1990, he held general
                           management positions with Northern Telecom, Inc., a supplier of telecommunications equipment, and was responsible for the marketing and support of its Meridian Telephone Systems and Distributed Communications networks to businesses throughout the Western United States. Since 1995, Mr. McKenzie has sought to help develop telecommunications companies as an independent investor and a director, including Cordillera Communications Corporation, CO Space and Velocom Inc.
Mr. McKenzie currently also serves on the Board of Directors of Vector ESP, Inc., a private company that helps customers implement server-based computing solutions.

IV. INFORMATION ABOUT THE BOARD OF DIRECTORS

Meetings

During 2002, the Board held four regular meetings and six special meetings. All incumbent directors attended more than 75% of the total number of meetings of the Board during the period which they were a director, except Mr. Hatfield who attended 70% of such meetings. All incumbent directors attended more than 75% of the total number of meetings of all committees on which they served during the period which they were a director.

Committees

The Board has four standing committees: Audit Committee, Compensation Committee, Nominating & Corporate Governance Committee and Strategy Committee. The functions and responsibilities of the Board's committees and each of the committee charters are currently under review to be revised in accordance with final rules relating to recently enacted Sarbanes-Oxley Act, Securities and Exchange Commission ("SEC") regulations and the New York Stock Exchange ("NYSE") listing standards. A summary of each committee's function is set forth below.

..   Audit Committee

Functions:

  . Provide oversight relating to the Company's Financial Statements and accounting practices and generally endeavor to (among other things):

       . Encourage procedures that promote sound accounting practices and systems of internal controls

       . Review the adequacy and functionality of policies, procedures and control mechanisms implemented by management relating to the risks of the corporate finance function

       . Review reports from Company management relating to the Company's financial reporting process and published financial statements

       . Review with management any material financial risk exposures and the steps management has taken to monitor and control such exposures

  . Subject to confirmation by the Board, select, hire, evaluate (including as to independence) and, where appropriate, replace the independent external auditors

  . Approve audit and non-audit services conducted by independent external auditors and fees related thereto

For additional information regarding the Audit Committee, see "VIII. Audit Committee Matters" and the Audit Committee's charter set forth as Appendix A to the Company's 2002 Proxy Statement as filed with the SEC on April 24, 2002.

Members: Mr. Strittmatter (Chairman), Mr. Hack, Mr. McKenzie and Mr. Hogan--all independent directors, as defined under existing NYSE listing standards.

Number of Meetings in 2002: 15

..   Compensation Committee

Functions:

  .   establish and monitor compensation for the Company's executive officers

  .   review and approve compensation policies and practices

  .   administer awards under the Company's compensatory plans

  . review and make recommendations to the Board with regard to the Company's overall compensation philosophy and objectives

For additional information regarding the Compensation Committee, see "VII. Executive Compensation--Compensation Committee 2002 Report."

Members: Mr. Hogan (Chairman), Mr. Ferenbach and Mr. Fitzgerald--all independent directors, as defined under existing NYSE listing standards.

Number of Meetings in 2002: 7

..   Nominating & Corporate Governance Committee

Functions:

  .   review and recommend candidates for director

  .   assess Board member performance

  .   review and approve director compensation policies

  .   monitor overall corporate governance

If a stockholder wishes to recommend a nominee for director, the recommendation should be sent in a timely manner to the Corporate Secretary at the address appearing on the notice of Annual Meeting (see "IX. Other Matters--Stockholder Proposals for 2004 Annual Meeting"). All recommendations should be accompanied by a complete statement of such person's qualifications and an indication of the person's willingness to serve. All serious recommendations will be considered by the Committee.

Members: Mr. Hutcheson (Chairman), Mr. Martin, Mr. Hatfield and Mr. Fitzgerald--all independent directors, as defined under existing NYSE listing standards.

Number of Meetings in 2002: 4

..   Strategy Committee

Functions:

  . Support the Company's executive management in developing and overseeing the Company's strategic initiatives

  . Provide management with guidance and oversight on strategy development and execution

  . Act as an advisor to the Board and management on strategy-related issues and direction

Members: Mr. Ferenbach (Chairman), Mr. Hack, Mr. Hatfield, Mr. Hutcheson, Mr. Kelly, Mr. McKenzie--all independent directors, as defined under existing NYSE listing standards, except Mr. Kelly, our President and Chief Executive Officer.

Number of Meetings in 2002: 0 (formed in 2003)

Board Compensation and Relationships

..   Independence. All members of the Board are independent directors, as defined under existing NYSE listing standards, except Mr. Kelly, our President and Chief Executive Officer.

..   Compensation Plan. The Board maintains a compensation arrangement for independent directors of CCIC. Effective February 20, 2003, as further described below, the Board made certain amendments to this compensation arrangement.

..   Retainer and Fees. Each independent director of CCIC receives an annual retainer of $20,000 ($25,000 for each Board committee chairman) paid quarterly and reimbursement of reasonable incidental expenses. Each independent director also receives $1,500 for attendance at each Board meeting held "in person" and $500 for attendance at each Board meeting held by conference call (increased to $1,000 in February 2003). In addition, each independent director receives $1,500 for each Board committee meeting attended (plus, in the case of a Board Committee Chairman, an additional $1,000 for each committee meeting after the fourth such meeting in any given year).

..   Equity Compensation. Historically, at the first Board meeting of each year,
    CCIC has granted each independent director an option to purchase 15,000 shares of Common Stock pursuant to the Amended and Restated 1995 Stock Option Plan. In addition, each new independent director has been granted an option to purchase 25,000 shares of Common Stock upon such director's initial election or appointment to the Board. The exercise price of such options equals the fair market value of the shares at the close of business on the date of grant. The options have a 10-year life and are exercisable on the date of grant. For 2002, CCIC granted each of Mr. Hack, Mr.
    Hatfield, Mr. Hogan, Mr. Hutchison, Mr. Martin, Mr. McKenzie and Mr. Strittmatter (on behalf of GE Capital) an option to purchase 15,000 shares of Common Stock with an exercise price of $6.21 per share. In addition, the Company granted each of Carl Ferenbach (on behalf of Berkshire Partners
    LLC) and Ari Q. Fitzgerald (on behalf of Hogan & Hartson L.L.P.) an option to purchase 25,000 shares of Common Stock with an exercise price of $3.28 and $1.74 per share, respectively, in connection with his appointment as an independent director during 2002.

   In February 2003, the Board retained the services of the executive compensation consulting firm Towers Perrin to conduct research regarding equity compensation standards and trends for independent directors. Following receipt and review of the Towers Perrin analysis, the Board approved the granting of shares of Common Stock, pursuant to the Company's 2001 Stock Incentive Plan, to the independent directors in lieu of options for 2003. At the first Board meeting of 2003, the Chairman of the Board, Mr. Martin, was granted 25,000 shares of Common Stock and each other independent director was granted 10,000 shares of Common Stock. The Board anticipates that it will continue granting stock awards in lieu of options to independent directors in future years.

..   Other Compensation. Each independent director is eligible to participate, at his cost and election, in the Company's medical and dental plans. A director who is also an employee of the Company receives no additional compensation for services as a director.

..   Certain Relationships and Related Transactions. On November 19, 1999, GE
    Capital Structured Finance Group, or SFG, made a $200,000,000 strategic investment in CCIC in exchange for 200,000 shares of CCIC's 81/4% Convertible Preferred Stock and warrants to purchase 1,000,000 shares of Common Stock. The warrants have an exercise price of $26.875 per share and are exercisable, in whole or in part, at any time for a period of five years following the issue date. The net proceeds of this investment were used to pay a portion of the purchase price for CCIC's transaction with GTE Wireless. The certificate of designations relating to the 81/4% Convertible Preferred Stock provides that so long as GE Capital or its permitted transferees hold at least 50%
   of such 81/4% Convertible Preferred Stock, GE Capital will have the right to designate one nominee to be a member of the Board. William D. Strittmatter has served as a director of CCIC as the nominee of GE Capital since November 1999 and is also Vice President of GE Capital and Chief Risk Officer for GE Commercial Finance.

   During 2002, CCIC and Berkshire Partners LLC ("Berkshire Partners") had a number of discussions with respect to Berkshire Partners and its affiliates making a direct investment in CCIC. The parties did not reach agreement on terms. As agreed prior to the commencement of due diligence, CCIC reimbursed Berkshire Partners approximately $500,000 for due diligence and industry analysis which was made available to CCIC (such amount represents less than half of the due diligence costs incurred by Berkshire Partners). Berkshire Partners subsequently decided to purchase securities of CCIC in the open market. Mr. Ferenbach is a Managing Director of Berkshire Partners, and Mr. Hack serves as an Advisory Director to Berkshire Partners.

   In February 2003, the Company retained the law firm of Hogan & Hartson L.L.P. to provide certain regulatory legal counsel relating to FCC Auction
   46. Mr. Fitzgerald, a director of CCIC, is a partner with Hogan & Hartson L.L.P.

   Edward W. Wallander, President and Chief Operating Officer of Crown Castle USA Inc., and David L. Ivy, who resigned as a director of the Board in August 2002, are brothers-in-law.

V. EXECUTIVE OFFICERS OF THE COMPANY

Set forth below is certain information relating to the current executive officers of the Company. Biographical information with respect to Mr. Kelly is set forth above under "III. Board of Directors."

 Name                  Age                      Position
 ----                  ---                      --------
 John P. Kelly........ 45  President and Chief Operating Officer
 Peter G. Abery....... 55  President and Chief Operating Officer, Crown Castle
                             UK Limited
 Robert E. Giles...... 55  Executive Vice President--Strategic Business Units
 E. Blake Hawk........ 53  Executive Vice President and General Counsel
 W. Benjamin Moreland. 39  Senior Vice President, Chief Financial Officer
                             and Treasurer
 Michael T. Schueppert 37  Senior Vice President--Business Development
 Edward W. Wallander.. 45  President and Chief Operating Officer, Crown Castle
                             USA Inc.

Peter G. Abery became President and Managing Director of Crown Castle UK Limited ("CCUK") effective January 2002. Prior to that time, Mr. Abery had served as Managing Director of Crown Castle Australia Holdings Pty Ltd. and its subsidiary, Crown Castle Australia Pty Ltd., since January 2000. From October 1997 to January 2000, Mr. Abery was Managing Director of Vodafone Network in Australia. Prior to joining Vodafone, Mr. Abery had held various positions with Telstra (a publicly traded Australian telecommunications and information services company), including Managing Director of Domestic Wholesale Business and Director of Strategy since 1993. Mr. Abery has over 30 years experience in the wireless communications industry.

Robert E. Giles became Executive Vice President--Strategic Business Units of CCIC effective January 2002. Prior to that time, he had served as President and Chief Operating Officer of CCUK since April 2000. Mr. Giles served as Executive Vice President and Chief Commercial Officer for CCUK from December 1999 until April 2000. Prior to joining CCIC, Mr. Giles was President of Title Network, Ltd., a real estate services firm that he owned in partnership with Goldman Sachs from 1995 to 1999. Mr. Giles has 27 years experience in the commercial real estate, banking, and energy sectors.

E. Blake Hawk has been Executive Vice President and General Counsel of CCIC since February 1999. Mr. Hawk was an attorney with Brown, Parker & Leahy, LLP (merged into Thompson & Knight LLP) in Houston, Texas from 1980 to 1999 and became a partner with the firm in 1986. Mr. Hawk was licensed by the State Bar of Texas in 1976 and certified as a Certified Public Accountant (Texas) in 1976.

W. Benjamin Moreland was appointed Chief Financial Officer and Treasurer of CCIC in April 2000. Prior to being appointed CFO, he had served as Senior Vice President and Treasurer of CCIC and its domestic subsidiaries since October 1999. Mr. Moreland joined CCIC following 15 years with Chase Manhattan Bank, primarily in corporate finance and real estate investment banking. He is responsible for all treasury functions, banking relationships and general corporate financing activities for CCIC.

Michael T. Schueppert was appointed Senior Vice President--Business Development in July 2000. Prior to being appointed Senior Vice President, he had served as Director of Sales & Marketing for CCUK since September 1997. Prior to joining CCUK, Mr. Schueppert held a variety of sales and marketing positions with Cable & Wireless (a publicly traded global telecommunications company) in the UK and other countries. Mr. Schueppert has 15 years experience in the wireless communications industry.

Edward W. Wallander became President and Chief Operating Officer of Crown Castle USA in April 2000. Prior to being appointed to these positions, Mr. Wallander had served as Senior Vice President and Chief Information Officer of CCIC since April 1998. From August 1990 to April 1998, Mr. Wallander worked for PNC Bank in various capacities including Senior Vice President and Chief Operating Officer of PNC Brokerage Corp. Prior to joining PNC Bank, Mr. Wallander was a commercial real estate lender with Mellon Bank, N.A. and a Certified Public Accountant for Ernst & Young, L.L.P.

VI. SECURITY OWNERSHIP OF CCIC

Management Ownership

The table below shows the beneficial ownership as of April 9, 2003 of CCIC's capital stock held by each of the directors, nominees for director, executive officers named in the Summary Compensation Table below (see "VII. Executive Compensation--Summary Compensation Table") and all directors and such executive officers as a group. This table also gives effect to shares that may be acquired pursuant to options, warrants or other convertible securities within 60 days after April 9, 2003.

                                                              Shares Beneficially
                                                                     Owned
                                                             --------------------
Executive Officers and Directors(a)          Title of Class  Number(b)  Percent(c)
-----------------------------------         ---------------- ---------- ----------
Peter G. Abery (d)......................... Common Stock(e)     241,647       *
Carl Ferenbach (f)......................... Common Stock(g)  17,934,602    8.75%
Ari Q. Fitzgerald (h)...................... Common Stock(i)      35,000       *
Randall A. Hack (j)........................ Common Stock(k)     201,780       *
Dale N. Hatfield (l)....................... Common Stock(m)      65,000       *
E. Blake Hawk.............................. Common Stock(n)     885,795       *
Lee W. Hogan (o)........................... Common Stock(p)     250,000       *
Edward C. Hutcheson, Jr. (q)............... Common Stock(r)     242,116       *
John P. Kelly (s).......................... Common Stock(t)   1,611,161       *
J. Landis Martin (u)....................... Common Stock(v)     723,962       *
Robert F. McKenzie (w)..................... Common Stock(x)     102,143       *
W. Benjamin Moreland....................... Common Stock(y)     624,067       *
William D. Strittmatter (z)................ Common Stock(aa)  8,496,860    4.02%
Edward W. Wallander (bb)................... Common Stock(cc)    583,927       *
Directors and Executive Officers as a group
  (14 persons total)....................... Common Stock(dd) 31,998,060   14.82%

--------
*  Less than 1%
(a)Except as otherwise indicated, the address of each person in this table is c/o Crown Castle International Corp., 510 Bering Drive, Suite 500, Houston, Texas 77057. Unless otherwise indicated, each of the persons listed in this table may be deemed to have sole voting and investment power with respect to the shares beneficially owned by such persons.
(b)As used in the footnotes to this table below, "Restricted Stock" means certain shares of restricted stock granted by CCIC in January 2003, pursuant to its 2001 Stock Incentive Plan, which generally vest (i.e., the transfer and forfeiture restrictions terminate) in the largest aggregate number of shares vesting pursuant to either (i) Time Vesting (defined below) or (ii) Performance Vesting (defined below). The Restricted Stock vests over time at 10%, 15%, 20%, 25% and 30% respectively, on each November 14 for the years 2003 through 2007 ("Time Vesting"). If and when the Common Stock closes at or above per share prices equal to $5.54, $8.30 and $12.45 for 20 consecutive trading days, 33% of the Restricted Stock performance vests upon reaching each price target ("Performance Vesting"). If a Restricted Stockholder's employment with the Company is terminated, any remaining, unvested shares of Restricted Stock which such individual holds are generally forfeited and surrendered to the Company, subject to any severance arrangements that vest or continue the vesting of the shares of Restricted Stock. (see "VII. Executive Compensation--Compensation Committee 2002 Report").
(c)Pursuant to SEC rules, Common Stock percentages are based on the number of outstanding securities as of April 9, 2003, but exclude the 15,597,783 shares of Common Stock held by Crown Atlantic Holding Company LLC and the 5,063,731 shares of Common Stock held by Crown Castle GT Holding Company LLC.
(d)Mr. Abery is the President and Managing Director of Crown Castle UK Limited, and his principal business address is Warwick Technology Park, Gallows Hill, Warwick CV346TN, United Kingdom.
(e)Represents (1) options to purchase 41,647 shares of Common Stock and
   (2) 200,000 shares of Restricted Stock.
(f)Mr. Ferenbach's principal business address is c/o Berkshire Partners LLC, One Boston Place, Suite 3300, Boston, Massachusetts 02108.
(g)Includes (1) options to purchase 25,000 shares of Common Stock held by Berkshire Partners LLC, (2) 15,959,879 shares of Common Stock owned by or through certain affiliated investment entities, and (3) 1,844,067 shares of Common Stock issuable upon conversion of shares of 6.25% Cumulative Convertible Preferred Stock owned by or through certain affiliated investment entities. Mr. Ferenbach disclaims beneficial ownership of the shares described in the foregoing sentence except to the extent of his pecuniary interest.
(h)Mr. Fitzgerald's principal business address is c/o Hogan & Hartson, L.L.P., 555 Thirteenth Street, N.W., Washington, DC 20004.
(i)Represents 10,000 shares of Common Stock and options to purchase 25,000 shares of Common Stock collectively held on behalf of Hogan & Hartson L.L.P. Mr. Fitzgerald has sole voting and shared investment power with respect to all such shares but has no other interest in such shares except to the extent of his pecuniary interest in Hogan & Hartson L.L.P.
(j)Mr. Hack's principal business address is c/o Nassau Capital LLC, 22 Chambers St., Princeton, New Jersey 08542.
(k)Includes (1) options to purchase 40,000 shares of Common Stock, (2) 66,780 shares held by an investment entity of which Mr. Hack's spouse has sole voting and dispositive power, and (3) options to purchase 35,000 shares of Common Stock and warrants to acquire 50,000 shares of Common Stock held by Nassau Capital LLC and its affiliates. Mr. Hack disclaims beneficial ownership of the shares held by such investment entity and the shares represented by the options and warrants held by Nassau Capital LLC and its affiliates.
(l)Mr. Hatfield's principal business address is University of Colorado at Boulder, Engineering Center ECOT-317, Campus Box 530, Boulder, Colorado 80309-0530.
(m)Includes options to purchase 40,000 shares of Common Stock.
(n)Includes (1) options to purchase 460,795 shares of Common Stock, (2) 215,000 shares of Restricted Stock, (3) options to purchase 30,000 shares of Common Stock held by a trust, of which Mr. Hawk is the trustee, for the benefit of Mr. Hawk's child, and (4) 55,000 shares of Common Stock owned by Mr. Hawk's spouse, with respect to which Mr. Hawk may be deemed to have shared voting and investment power. Mr. Hawk disclaims beneficial ownership of the 55,000 shares of Common Stock held by his spouse.
(o)Mr. Hogan's principal business address is 5312 Bayou Glen, Houston,
   Texas 77056.

(p)Includes options to purchase 40,000 shares of Common Stock.
(q)Mr. Hutcheson's principal business address is 5599 San Felipe, Suite 555, Houston, Texas 77056.
(r)Includes (1) options to purchase 50,000 shares of Common Stock and (2) 7,500 shares of Common Stock owned by Mr. Hutcheson's spouse, with respect to which Mr. Hutcheson may be deemed to have shared voting and investment power. Mr. Hutcheson disclaims beneficial ownership of the shares held by his spouse.
(s)Mr. Kelly's principal business address is c/o Crown Castle International Corp., 2000 Corporate Drive, Canonsburg, Pennsylvania 15317.
(t)Includes (1) options to purchase 950,151 shares of Common Stock and (2) 600,000 shares of Restricted Stock.
(u)Mr. Martin's principal business address is c/o Timet Corporation, 1999 Broadway, Suite 4300, Denver, Colorado 80202.
(v)Includes (1) options to purchase 45,000 shares of Common Stock, (2) warrants to acquire 8,000 shares of Common Stock, and (3) 2,000 shares of Common Stock held in a trust, of which Mr. Martin is the Trustee, for the benefit of Mr. Martin's children.
(w)Mr. McKenzie's principal business address is P. O. Box 3906, 1496 Bruce Creek Road, Eagle, Colorado 81631.
(x)Includes options to purchase 82,768 shares of Common Stock. Excludes options to purchase 52,857 shares of Common Stock held by Mr. McKenzie pursuant to a divorce agreement dated August 18, 2000 for the benefit of his ex-wife;
   Mr. McKenzie disclaims beneficial ownership of such options held for his ex-wife.
(y)Includes options to purchase 274,067 shares of Common Stock and 300,000 shares of Restricted Stock.
(z)Mr. Strittmatter's principal business address is c/o GE Capital, 260 Long Ridge Road, Stamford, Connecticut 06927.
(aa)Includes (1) options to purchase 45,000 shares of Common Stock held by GE Capital, (2) warrants to acquire 1,000,000 shares of Common Stock held by GE Capital, and (3) 7,441,860 shares of Common Stock issuable upon conversion of the 200,000 shares of 81/4% Convertible Preferred Stock held by GE Capital. Mr. Strittmatter disclaims beneficial ownership of all such shares.
(bb)Mr. Wallander's principal business address is 2000 Corporate Drive, Canonsburg, Pennsylvania 15317.
(cc)Includes (1) options to purchase 318,927 shares of Common Stock and
    (2) 225,000 shares of Restricted Stock.
(dd)Includes (1) options to purchase 2,503,355 shares of Common Stock,
    (2) warrants to acquire 1,058,000 shares of Common Stock, (3) 7,441,860 shares of Common Stock issuable upon conversion of the 81/4% Convertible Preferred Stock, (4) 1,844,067 shares of Common Stock issuable upon conversion of shares of 6.25% Cumulative Convertible Preferred Stock, and
    (5) 1,540,000 shares of Restricted Stock.

Other Security Ownership

The following is a tabulation as of April 9, 2003 of those stockholders of CCIC who own beneficially in excess of 5% of each class of CCIC voting securities.

                                                         Shares Beneficially
                                                                Owned
                                                        --------------------
           Beneficial Owner             Title of Class    Number   Percent(a)
           ----------------             --------------  ---------- ----------
   Goldman Sachs Asset
     Management(b).................... Common Stock     29,632,958    14.60%
     10 Hanover Square
    New York, NY 10005

   SPO Partners & Co. (c)............. Common Stock     27,481,463    13.54%
   (including affiliates and related
     investment funds)
     591 Redwood Highway, Suite 3215
     Mill Valley, CA 94941

   Franklin Resources, Inc. (d)....... Common Stock     18,697,065     9.21%
   (including affiliates and related
     investment funds)
     One Franklin Parkway
     San Mateo, CA 94403

   Berkshire Partners LLC (e)......... Common Stock     17,102,915     8.35%
   (including affiliates and related
     investment funds)
     One Boston Place, Suite 3300
     Boston, MA 02108

   Massachusetts Financial
     Services Company (f)............. Common Stock     11,835,760     5.83%
     500 Boylston Street
     Boston, MA 02116

   Verizon Communications Inc. (g).... Common Stock     20,661,514     9.24%
     1095 Avenue of the Americas
     New York, NY 10036

   General Electric Capital
     Corporation(h)................... 81/4% Cumulative    200,000   100.00%
     120 Long Ridge Road               Convertible
     Stamford, CT 06927                Redeemable
                                       Preferred Stock

--------
(a)Pursuant to SEC rules, except as noted below, Common Stock percentages are based on the number of outstanding shares of Common Stock as of April 9, 2003, but exclude the 15,597,783 shares of Common Stock held by Crown Atlantic Holding Company LLC and the 5,063,731 shares of Common Stock held by Crown Castle GT Holding Company LLC, unless otherwise indicated.

(b)Based on an amendment to Schedule 13G filed on February 3, 2003, Goldman Sachs Asset Management ("GSAM"), a separate business unit of The Goldman Sachs Group, Inc., reports sole dispositive power with respect to all such shares and sole voting power with respect to 25,342,188 of such shares. The
   Schedule 13G states that such shares reflect the securities beneficially owned by GSAM. GSAM, an investment advisor, disclaims beneficial ownership of any securities managed, on GSAM's behalf, by third parties. The Schedule 13G does not reflect securities, if any, beneficially owned by an other business unit of The Goldman Sachs Group, Inc. and GSAM disclaims beneficial ownership of any such securities.
(c)The number of shares shown is based on an amendment to Schedule 13D filed jointly on March 5, 2003 by the following (collectively, the "SPO Reporting Persons"): SPO Partners II, L.P. ("SPO"), SPO Advisory Partners, L.P. ("SPO Advisory Partners"), San Francisco Partners II, L.P. ("SFP"), SF Advisory Partners, L.P. ("SF Advisory Partners"), SPO Advisory Corp. ("SPO Advisory Corp."), Cranberry Lake Partners, L.P. ("CLP"), D. L. & W., Inc. Profit Sharing Retirement Plan ("DLW"), Phoebe Snow Foundation, Inc. ("PS Foundation"), John H. Scully ("JHS"), Oberndorf Foundation ("O Foundation"), William E. Oberndorf ("WEO"), William J. Patterson ("WJP"), David M. Kashen ("DMK"), Edward H. McDermott ("EHM"), Michael B. Yuen ("MBY") and Kurt C. Mobley ("KCM"). The Schedule 13D states that the SPO Reporting Persons may be deemed to constitute a "group" within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934 ("Exchange Act"), although neither the fact of such filing nor anything contained therein shall be deemed to be an admission by the SPO Reporting Persons that a group exists.
   The Schedule 13D provides, among other things, the following information regarding beneficial ownership of Common Stock by the SPO Reporting Persons pursuant to Rule 13d-3 of the Exchange Act (percentage interest calculations shown in parentheses below are based upon the outstanding shares of Common Stock as of April 9, 2003, rather than the percentages set forth in the
   Schedule 13D):
  . SPO owns beneficially 18,457,663 shares (approximately 9.09%). Acting through its sole general partner, SPO has the sole power to vote or direct the vote and to dispose or direct the disposition of all such shares.
  . Because of its position as the sole general partner of SPO, SPO Advisory Partners may be deemed to beneficially own 18,457,663 shares (approximately 9.09%). Acting through its general partner and in its capacity as the sole general partner of SPO, SPO Advisory Partners has the sole power to vote or direct the vote and to dispose or direct the disposition of all such shares.
  . SFP owns beneficially 2,717,300 shares (approximately 1.34%). Acting through its sole general partner, SFP has the sole power to vote or direct the vote and to dispose or direct the disposition of all such shares.
  . Because of its position as the sole general partner of SFP, SF Advisory Partners may be deemed to beneficially own 2,717,300 shares (approximately 1.34%). Acting through its general partner and in its capacity as the sole general partner of SFP, SF Advisory Partners has the sole power to vote or direct the vote and to dispose or direct the disposition of all such shares.
  . Because of its positions as the general partner of each of SPO Advisory Partners and SF Advisory Partners, SPO Advisory Corp. may be deemed to beneficially own 21,174,963 shares (approximately 10.43%). Acting through its controlling persons and in its capacities as the general partner of each of SPO Advisory Partners and SF Advisory Partners, SPO Advisory Corp. has the sole power to vote or direct the vote and to dispose or direct the disposition of all such shares.
  . CLP owns beneficially 339,800 shares (approximately 0.17%). Acting through its sole general partner, CLP has the sole power to vote or direct the vote and to dispose or direct the disposition of all such shares.
  . O Foundation owns beneficially 400,000 shares (approximately 0.20%). Acting through its controlling persons, O Foundation has the sole power to vote or direct the vote and to dispose or direct the disposition of all such shares.
  . Individually, and because of its position as the sole general partner of CLP, Scully Trust may be deemed to beneficially own 1,002,200 shares (approximately 0.49%). Acting through its trustees and in its capacity as the sole general partner of CLP, Scully Trust has the sole power to vote or direct the vote and to dispose or direct the disposition of 339,800 shares. Acting through its trustees, Scully Trust has the sole power to vote or direct the vote and to dispose or direct the disposition of 662,400 shares.
  . PS Foundation owns beneficially 2,524,200 shares (approximately 1.24%). Acting through its controlling person, PS Foundation has the sole power to vote or direct the vote and to dispose or direct the disposition of all such shares.
  . Individually, and because of his positions as a control person of SPO Advisory Corp., trustee for Scully Trust, which serves as the sole general partner of CLP, and controlling person, sole director and officer of PS Foundation, JHS may be deemed to beneficially own 25,284,963 shares (approximately 12.46%). As one of three controlling persons of SPO Advisory Corp., which is the general partner of each of SPO Advisory Partners and SF Advisory Partners, JHS may be deemed to have shared power with WEO and WJP to vote or direct the vote and to dispose or direct the disposition of 21,174,963 shares held by SPO and SFP. Because of his positions as a trustee for Scully Trust, which serves as the sole general partner of CLP, JHS may be deemed to have shared power to vote or direct the vote and to dispose or direct the disposition of 1,002,200 shares held by CLP and Scully Trust. JHS has the sole power to vote or direct the vote and to dispose or direct the disposition of 583,600 shares held in the John H. Scully Individual Retirement Account, a self-directed individual retirement account, and 2,524,200 shares held by the PS Foundation, for which JHS is the controlling person, sole director and officer.
  . Individually, and because of his positions as a control person of SPO Advisory Corp. and O Foundation, sole general partner of Oberndorf Family Partners, and trustee of the William and Susan Oberndorf Trust, dated October 15, 1998, WEO may be deemed to beneficially own 23,149,963 shares (approximately 11.40%). As one of three controlling persons of SPO Advisory Corp., which is the general partner of each of SPO Advisory Partners and SF Advisory Partners, WEO may be deemed to have shared power with JHS and WJP to vote or direct the vote and to dispose or direct the disposition of 21,174,963 shares held by SPO and SFP. WEO may be deemed to have shared power to vote or direct the vote and to dispose or direct the disposition of 150,000 shares held in the William and Susan Oberndorf Trust, dated October 15, 1998 and 400,000 shares held by O Foundation. Individually, and because of his position as the sole general partner of OFP, a family partnership, WEO has the sole power to vote or direct the vote and to dispose or direct the disposition of 350,000 shares held by OFP,

      1,025,000 shares held in Mr. Oberndorf's Individual Retirement Accounts, which are self directed, and 50,000 shares owned by his minor children.
  . Individually and because of his position as a control person of SPO Advisory Corp., WJP may be deemed to beneficially own 21,189,963 shares (approximately 10.44%). As one of three controlling persons of SPO Advisory Corp., which is the general partner of each of SPO Advisory Partners and SF Advisory Partners, WJP may be deemed to have shared power with JHS and WEO to vote or direct the vote and to dispose or direct the disposition of 21,174,963 shares held by SPO and SFP. Individually, WJP has the power to vote or directly vote and to dispose or direct the disposition of 15,000 shares.
  . OFP owns beneficially 350,000 shares (approximately 0.17%). OFP has the sole power to vote or direct the vote and to dispose or direct the disposition of all such shares.
  . DMK, EHM, KCM, BS, VS, BJW and MBY beneficially own 11,200, 5,500, 100,000, 3,400, 3,400, 18,000 and 65,000 shares, respectively (each less than 0.1%). Each such SPO Reporting Persons has the sole power to vote or direct the vote and to dispose or direct the disposition of all shares which they beneficially own.
(d)Based on a Schedule 13G filed with the SEC on January 30, 2003, 18,697,065 shares of Common Stock are beneficially owned by one or more open or closed-end investment companies or other managed accounts which are advised by direct and indirect investment advisory subsidiaries (the "Adviser Subsidiaries") of Franklin Resources, Inc. ("FRI"). Such advisory contracts grant to such Adviser Subsidiaries all investment and/or voting power over the securities owned by such advisory clients. Therefore, such Adviser Subsidiaries may be deemed to be, for purposes of Rule 13d-3 under the Exchange Act, the beneficial owner of the securities covered by the Schedule 13G. The Schedule 13G states that Templeton Global Advisors Limited has sole voting power over 18,687,265 of such shares and sole dispositive power over all such shares.
   Charles B. Johnson and Rupert H. Johnson, Jr. (the "FRI Principal Shareholders") each own in excess of 10% of the outstanding common stock of FRI and are the principal shareholders of FRI. FRI and the FRI Principal Shareholders may be deemed to be, for purposes of Rule 13d-3 under the Exchange Act, the beneficial owner of securities held by persons and entities advised by FRI subsidiaries. FRI, the FRI Principal Shareholders and each of the Adviser Subsidiaries disclaim any economic interest or beneficial ownership in any of the securities covered by this statement. FRI, the FRI Principal Shareholders, and each of the Adviser Subsidiaries are of the view that they are not acting as a "group" for purposes of
   Section 13(d) under the Exchange Act and that they are not otherwise required to attribute to each other the "beneficial ownership" of securities held by any of them or by any persons or entities advised by FRI subsidiaries.
   Percentage ownership shown is based on the number of shares of Common Stock outstanding as of April 9, 2002 rather than January 30, 2003.
(e)The number of shares shown is based on an amendment to Schedule 13G filed jointly on September 13, 2002 by the following (each a "Berkshire Entity" and collectively, the "Berkshire Entities"): (1) Berkshire Fund V, Limited Partnership ("Fund V"), (2) Berkshire Fund VI, Limited Partnership ("Fund VI"), (3) Berkshire Investors LLC ("Berkshire Investors") and (4) Berkshire Partners LLC ("Berkshire Partners").
   The Schedule 13G states that Fifth Berkshire Associates LLC ("Fifth Berkshire") is the general partner of Fund V and Sixth Berkshire Associates LLC ("Sixth Berkshire") is the general partner of Fund VI. The managing members of Fifth Berkshire and Sixth Berkshire are: Bradley M. Bloom,

   J. Christopher Clifford, Kevin T. Callaghan, Richard K. Lubin, Carl Ferenbach, Garth H. Greimann, Jane Brock-Wilson, David R. Peeler, Robert J. Small, and Ross M. Jones (the "Berkshire Principals"). The Berkshire Principals are also the managing members of Berkshire Investors and the managing directors of Berkshire Partners.
   One of the Berkshire Principals named above, Carl Ferenbach, is also a member of the Board of Directors of CCIC. Pursuant to a Form 4 filed by Mr. Ferenbach on February 24, 2003, Mr. Ferenbach reports holdings of 17,934,602 shares of Common stock (including 1,844,067 shares issuable upon conversion of shares of 6.25% Cumulative Convertible Preferred Stock). The Form 4 indicates that 17,828,946 of such shares are beneficially owned by Berkshire Partners LLC and certain affiliated investment entities. The Form 4 states that Mr. Ferenbach disclaims beneficial ownership of such shares except to the extent of his pecuniary interest (see "VI. Security Ownership of CCIC--Management Ownership").
   In addition, another member of the Board of Directors of CCIC, Mr. Randall
   A. Hack, serves as an Advisory Director of Berkshire Partners. In this capacity, Mr. Hack provides advice and counsel to Berkshire Partners and its affiliates based upon his business and relevant industry experience. Mr. Hack also participates with Berkshire Partners or its affiliates from time to time in selected investments, including investments in entities holding securities of CCIC including Common Stock.
   The Schedule 13G states that as of the date of the amendment to the Schedule 13G (September 12, 2002), the Berkshire Entities collectively owned an aggregate of 17,102,915.80 shares of Common Stock. Such number of shares does not include 904,529 shares of Common Stock held on the date thereof by certain Berkshire Principals, other current or former employees of Berkshire Partners and trusts for the benefit of such persons (collectively, the "Other Berkshire Holders"). Since none of the Berkshire Entities has voting or investment power with respect to the Shares beneficially owned by the Other Berkshire Holders, the Berkshire Entities disclaim beneficial ownership of such shares.
   The Berkshire Entities (excluding Berkshire Partners) often make acquisitions in, and dispose of, securities of an issuer on the same terms and conditions and at the same time. Based on the foregoing and the relationships described in the Schedule 13G, the Schedule 13G states that the Berkshire Entities may be deemed to constitute a "group" within the meaning of Rule 13d-5 and for purposes of Section 13(d)(3) of the Exchange Act. As a member of a group, each Berkshire Entity may be deemed to share voting and dispositive power with respect to, and therefore beneficially own, the shares beneficially owned by members of the group as a whole. The
   Schedule 13G states that the filing of such Schedule 13G shall not be construed as an admission that the Berkshire Entities are a group, or have agreed to act as a group, or that the Berkshire Entities beneficially own those shares held by any other members of the group or the Other Berkshire Holders.
   The Schedule 13G also states that:
  . Fund V is the direct beneficial owner of the 7,798,313.49 shares of Common Stock over which it has sole voting and sole dispositive power. As the sole general partner of Fund V, Fifth Berkshire may be deemed to beneficially own such shares of Common Stock held by Fund V. The filing of the Schedule 13G shall not be construed as an admission that Fifth Berkshire is, for the purpose of Section 13(d) of the Exchange Act, the beneficial owner of such shares held by Fund V.

  . Fund VI is the direct beneficial owner of the 8,406,098.64 shares of Common Stock over which it has sole voting and sole dispositive power. As the sole general partner of Fund VI, Sixth Berkshire may be deemed to beneficially own such shares of Common Stock held by Fund VI. The filing of the Schedule 13G shall not be construed as an admission that Sixth Berkshire is, for the purpose of Section 13(d) of the Exchange Act, the beneficial owner of such shares held by Fund VI.
  . Berkshire Investors is the direct beneficial owner of the 873,503.66 shares of Common Stock over which it has sole voting and sole dispositive power.
  . Berkshire Partners is the direct beneficial owner of the 25,000 shares of Common Stock over which it has sole voting and sole dispositive power.
  . By virtue of their positions as managing members of Fifth Berkshire, Sixth Berkshire and Berkshire Investors and managing directors of Berkshire Partners, the Berkshire Principals - including Carl Ferenbach, a director of CCIC - may be deemed to possess indirect beneficial ownership of the shares of Common Stock beneficially owned by Fund V, Fund VI, Berkshire Investors and Berkshire Partners. However, none of the Berkshire Principals, acting alone, has voting or investment power with respect to the shares beneficially owned by Fund V, Fund VI, Berkshire Investors or Berkshire Partners, and, as a result, each Berkshire Principal disclaims beneficial ownership of such shares of Common Stock.
(f)Based on an amendment to Schedule 13G filed on February 13, 2003, Massachusetts Financial Services Company has sole voting power over 11,312,190 of such shares and sole dispositive power over all of such shares of Common Stock. Percentage ownership shown is based on the number of shares of Common Stock outstanding as of April 9, 2002 rather than February 13, 2003.
(g)Based on a Schedule 13D filed on April 9, 1999, Cellco Partnership (currently doing business as Verizon Wireless), and Bell Atlantic Corporation (predecessor in interest to Verizon Communications Inc. ("Verizon")) report shared voting and dispositive power with respect to 15,597,783 shares. The 15,597,783 shares are currently held by Crown Atlantic Holding Company LLC ("Crown Atlantic venture"), a joint venture owned 56.9% by CCIC's subsidiary, CCA Investment Corp., and 43.1% by an indirect subsidiary of Verizon (the "Verizon CA Sub"). Pursuant to the terms of the agreements relating to the Crown Atlantic venture, the Verizon CA Sub may trigger the dissolution of the joint venture at any time after March 31, 2002, at which time all shares of Common Stock held by the joint venture will be distributed to the Verizon CA Sub. The Schedule 13D states that Verizon Wireless and Verizon disclaim beneficial ownership of the 15,597,783 shares of Common Stock for all purposes other than Section 13 of the Exchange Act, as amended.
   The number of shares set forth in the table with respect to Verizon also includes 5,063,731 shares of Common Stock held by Crown Castle GT Holding Company LLC ("GT venture"), a joint venture owned 82.2% by CCIC's subsidiary, Crown Castle GT Company LLC, and 17.8% by an indirect subsidiary of Verizon (the "Verizon GT Sub"). Pursuant to the terms of the agreements relating to the GT venture, the Verizon GT Sub may trigger the dissolution of the joint venture at any time after January 31, 2003, at which time all shares of Common Stock held by the GT venture will be distributed to the Verizon GT Sub. As a result of the foregoing dissolution provisions, Verizon may be deemed to have shared voting and shared dispositive power with respect to the aggregate 20,661,514 held by the Crown Atlantic venture and the GT venture. For purposes of the percentage ownership calculation set forth in the table, the shares held by the Crown Atlantic venture and the GT venture are included in the number of shares of Common Stock outstanding.
(h)Represents all outstanding shares of 81/4% Convertible Preferred Stock. Such shares of Preferred Stock are convertible into an aggregate of 7,441,860 shares of Common Stock and vote with the Common Stock in proportion to the number of shares of Common Stock into which they are convertible. General Electric Capital Corporation also holds (1) warrants to acquire 1,000,000 shares of Common Stock, (2) options to purchase 45,000 shares of Common Stock, and (3) 10,000 shares of Common Stock.

VII. EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth the cash and non-cash compensation paid by or incurred on behalf of CCIC to all persons who served as Chief Executive Officer during 2002 and the four most highly paid executive officers for 2002.

                                                                        Number of
                                                                        Securities
                                                          Other Annual  Underlying  All Other
                                    Salary       Bonus    Compensation   Options   Compensation
Name and Principal Position Year     ($)          ($)         ($)         (#)(a)       ($)
--------------------------- ---- ---------    --------    ------------  ---------- ------------
 John P. Kelly............. 2002 $ 425,000    $382,600      $ 12,000(b)       --       $     --
  President and Chief       2001   325,000     243,800        10,200(b)  622,000             --
  Executive Officer and     2000   275,000     206,250        10,200(b)  205,086             --
  Director

 W. Benjamin Moreland...... 2002 $ 285,000    $206,000      $ 12,000(b)       --       $     --
  Senior Vice President,    2001   245,000     220,500        10,200(b)  426,000             --
  Chief Financial Officer   2000   200,000     150,000         9,228(b)   61,226             --
  and Treasurer

 E. Blake Hawk............. 2002 $ 310,000    $207,700      $ 12,000(b)       --       $     --
 Executive Vice President   2001   300,000     225,000        10,200(b)  276,000             --
  and General Counsel       2000   200,000     150,000        10,200(b)  284,719             --

 Peter G. Abery............ 2002 $ 250,000(c) $207,500(d)   $231,403(e)       --       $141,593(f)
  President and Chief       2001   247,500(g)  173,000        59,600(h)  200,000             --
  Operating Officer, CCUK   2000   227,633(i)  160,000        92,600(h)   13,859             --

 Edward W. Wallander....... 2002 $ 285,000    $153,900      $ 12,000(b)       --       $     --
  President and Chief       2001   255,000(j)  229,500        10,200(b)  400,000             --
 Operating Officer, Crown   2000  200,0004     150,000        10,200(b)  166,026             --
  Castle USA

--------
(a)All awards are for options to purchase the number of shares of Common Stock indicated.
(b)Represents amounts received pursuant to matching contributions made by the Company in accordance with the Company's 401K plan.
(c)Mr. Abery's annual salary for 2002 was paid in British pounds sterling during 2002 at an annual rate of (Pounds)175,000 (approximately $250,000 as of December 31, 2001).
(d)Mr. Abery's bonus for 2002 was paid in British pounds sterling of (Pounds)131,155 (approximately $207,500 on the payment date).
(e)Amount shown as Other Annual Compensation for Mr. Abery for 2002 includes, among other things, employer pension contribution (approximately $26,307), cost of living adjustment payments (approximately $62,291), allowance for motor vehicle (approximately $43,995), housing in Australia and U.K. (approximately $52,428), and airfare between Australia and the U.K. for Mr. Abery and his family (approximately $33,469).
(f)Amount shown as All Other Compensation for Mr. Abery for 2002 is comprised of one-time costs relating to Mr. Abery's relocation from the Company's Australia operations to the Company's U.K. operations pursuant to the employment agreement with Mr. Abery, including relocation allowance

   (approximately $42,160), career transition allowance (approximately $55,000) and fees and expenses relating to sale of residence in Australia (approximately $44,433) (see "VII. Executive Compensation--Employment, Termination and Change of Control Arrangements").
(g)Mr. Abery's annual salary for 2001 was paid in Australian dollars during 2001 at an annual rate of Australian $482,500 (approximately $247,500).
(h)Amounts shown as Other Annual Compensation for Mr. Abery for 2000 and 2001 are comprised of allowance for motor vehicle, superannuation contributions (Australian retirement benefits), income protection insurance, and the payment of interest on certain investment loans.
(i)Mr. Abery began working for Crown Castle Australia Pty Ltd. in February 2000, at an annual salary paid in Australian dollars of Australian $375,000 (approximately $225,000); Mr. Abery's salary was increased in July 2000 to Australian $425,000 (approximately $247,400).
(j)Mr. Wallander's base salary was increased from $230,000 to $255,000 in September 2001 in connection with his assumption of additional responsibilities.

Aggregated Option Exercises in 2002 And Year-End Option Values

The following table describes all option exercises in 2002 and details the December 31, 2002 year-end estimated value of unexercised stock options of each of the executive officers named in the Summary Compensation Table. All unexercised options are to purchase the number of shares of Common Stock indicated.

                                                            Number of
                                                           Securities           Value of
                                                           Underlying         Unexercised
                                                           Unexercised        In-the-Money
                                                           Options at          Options at
                                 Shares                   Year-End (#)        Year-End ($)
                              Acquired on     Value     Exercisable (E)/    Exercisable (E)/
     Name                     Exercise (#) Realized ($) Unexercisable (U) Unexercisable (U)(a)
     ----                     ------------ ------------ ----------------- --------------------
John P. Kelly................           --     $--           898,679(E)          $--(E)
                                                             819,883(U)           --(U)

W. Benjamin Moreland.........           --     $--           248,733(E)          $--(E)
                                                             488,493(U)           --(U)

E. Blake Hawk(b).............           --     $--           406,485(E)          $--(E)
                                                             387,152(U)           --(U)

Peter G. Abery...............           --     $--            41,647(E)          $--(E)
                                                             172,212(U)           --(U)

Edward W. Wallander..........           --     $--           277,027(E)          $--(E)
                                                             439,526(U)           --(U)

--------
(a)The estimated value of unexercised in-the-money stock options held at the end of 2002 assumes a per-share fair market value of $3.75 and per-share exercise prices ranging from $7.50 to $39.75 as applicable.
(b)Exercisable options shown for Mr. Hawk include 30,000 options held in trust for the benefit of Mr. Hawk's child.

Employment, Termination and Change of Control Arrangements

..   Severance Agreements. As a condition to the grant of certain restricted stock awards in January 2003, CCIC entered into agreements containing non-compete, non-solicitation and minimum stock ownership provisions with each of the executive officers named above in "VII. Executive Compensation--Summary Compensation Table." The above described provisions are generally contained in a severance agreement between CCIC and each of the executive officers that replaces the prior severance agreement with such executive officer. The above provisions are contained in a separate agreement with Mr. Abery and his severance arrangement is similar to the arrangement described below for the other executive officers.

   Pursuant to each severance agreement, CCIC is required to provide severance benefits to the executive officer if such officer is terminated without cause (as defined in the severance agreement) or such officer terminates his or her employment with good reason (as defined in the severance agreement) (collectively, a "qualifying termination"). The severance agreement provides for enhanced severance benefits if the executive officer incurs a qualifying termination within the two-year period following a change in control (as defined in the severance agreement). Upon a qualifying termination that does not occur during the change in control period, the executive officer is entitled to:

  . a lump sum payment equal to two times the sum of his base salary and annual bonus,

  . a prorated cash amount equal to his annual bonus for the year of termination,

  .   continued coverage under specified welfare benefit programs for two years,

  . immediate vesting of any outstanding options (which remain exercisable for two years following employment or service as a director, if applicable) and restricted stock awards (except restricted stock awards granted in January 2003), and

  . continued vesting of restricted stock awards granted in January 2003 for three years after termination, as if the executive officer were an employee of CCIC.

   Upon a qualifying termination during the change in control period, the executive officer is entitled to:

  . receive a lump sum payment equal to three times the sum of his base salary and annual bonus,

  . a prorated cash amount equal to his annual bonus for the year of termination,

  . continued coverage under specified welfare benefit programs for three years, and

  . immediate vesting of any outstanding options (which remain exercisable for two years following employment or service as a director, if applicable) and restricted stock awards.

   Each of the severance agreements also has provisions that generally prohibit the executive officer, for a period of 12 months following the termination of such officer's employment with CCIC, from (1) engaging in business activities relating to wireless communication or broadcast towers which compete with CCIC or its affiliates in the United States, the United Kingdom or Australia and (2) soliciting employees of CCIC and its affiliates. Further, the agreements contain provisions requiring each of the executive officers to own and hold at all times during his employment with CCIC, a specified number of shares of Common Stock as follows, which number does not include unvested restricted stock which remain subject to transfer and forfeiture restrictions:

                                                                        Minimum Share
Name                                         Title                        Holdings
----                                         -----                      -------------
John P. Kelly........... Chief Executive Officer & President               65,000
W. Benjamin Moreland.... Senior Vice President, Chief Financial Officer
                         & Treasurer                                       43,000
E. Blake Hawk........... Executive Vice President & General Counsel        47,000
Peter G. Abery.......... President & Managing Director, Crown Castle
                         UK Limited                                        39,000
Edward W. Wallander..... President & Chief Operations Officer, Crown
                         Castle USA, Inc.                                  43,000

   An executive officer who does not currently own the required minimum number of shares of Common Stock has until November 14, 2004 to acquire such shares.

..   Stock Options. All unvested stock options granted to executive officers vest upon a change in control. The accelerated vesting provisions relating to a change in control are contained in the individual stock option agreements.

..   Employment Agreement. In December 2001, the Company entered into an employment agreement with Peter G. Abery in connection with Mr. Abery's appointment as President and Managing Director of CCUK. The contract has a term from January 1, 2002 through December 2004. The agreement provides that Mr. Abery shall receive the following compensation during the term:

  .   a base salary of $250,000 per year,

  . eligibility for an annual bonus of 75% of base salary provided performance hurdles are met,

  . a one-time grant of options to purchase 100,000 shares of the Company's common stock at an exercise price of $10.50 per share,

  .   bonus of up to $75,000 to be paid upon completion of the term,

  .   health care and other employee welfare benefits, and

  . access to an employee vehicle, and relocation, career transition and housing assistance.

   Mr. Abery's base salary is currently denominated in U.S. dollars and paid in British pounds sterling. The employment agreement with Mr. Abery is in the process of being amended to take into account certain currency adjustments and to denominate his base salary in Australian dollars, Mr. Abery's home currency.

Compensation Committee 2002 Report

The Compensation Committee ("Committee") of the Board of Directors ("Board") of Crown Castle International Corp. ("CCIC") reviews, evaluates and establishes the salary levels of the CCIC executive officers (the chief executive officer ("CEO") and the officers reporting directly to the CEO--currently 9 persons including the CEO) and administers CCIC's stock option and other compensatory plans. The current members of the Committee are Lee W. Hogan, Carl Ferenbach and Ari Q. Fitzgerald. The following report presents the Committee's summary of CCIC's compensation programs and policies and describes the bases for compensation of CCIC's executive officers.

..   Goals. The principal goals of CCIC's executive compensation policy are to provide competitive compensation opportunities to attract and retain qualified and productive executive employees; to motivate executives to meet and exceed corporate financial and operational goals; and to create meaningful links between corporate performance, individual performance and rewards. It has been CCIC's traditional executive compensation policy that a significant portion of the compensation paid to the executive officers should be based on CCIC's results of operations and the growth in value of its equity. CCIC's executive officer compensation program is designed to align executive officer compensation with stockholder interests. Specifically, the program seeks to:

  . incentivize and reward executive officers for sound business management and improvement in stockholder value,

  . balance its components so that the accomplishment of short-term and long-term operating and strategic objectives is encouraged and recognized,

  .   encourage achieving objectives within a team environment, and

  . attract, motivate and retain executive officers necessary for the long-term success of CCIC.

..   Compensation Program. For the year 2002, as in prior years, the Committee reviewed the compensation programs of certain competitors and "peers" in similar industries. All of the companies used by the Committee as the peer group for evaluating CCIC's executive officer compensation offer base salary, equity-based compensation and bonuses.

   The Committee believes that using equity-based compensation and performance-based bonuses as components of overall compensation helps align executive officers' interests with those of the stockholders. The value of equity-based compensation to an executive officer increases as the market price of CCIC's stock increases. Therefore, CCIC's operating goals and individual incentives are targeted towards those activities that increase stockholder value. If CCIC does not perform or does not meet its objectives, the equity-based compensation is of less value and performance-based bonuses are reduced.

   In the Committee's assessment of compensation levels, the Committee takes into consideration performance relative to the individual responsibilities of the executive officers and considerations of internal equity, as well as the financial performance of CCIC relative to its goals. The Committee also considers the competitiveness of the entire executive compensation package and each of its individual components. The Committee reviews CCIC's overall performance and each executive officer individually to determine salary and bonus adjustments and to determine equity-based awards.

..   Salaries. The Committee approves the annual salaries for all executive officers of CCIC. The Committee reviews recommendations made by the CEO with regard to salary adjustments for executive officers other than himself, and then either approves or amends these recommended salary adjustments. The Committee independently reviews the performance of the CEO and determines an appropriate salary based on the criteria set forth above, as well as input from outside compensation consultants and other sources. In 2002, the Committee retained the services of the executive compensation consulting firm Towers Perrin to review CCIC's overall compensation packages for executive officers. For 2002, the executive officers received a merit increase to their base salaries and, where appropriate, also received a market adjustment to more closely align their compensation with the market analysis prepared by Towers Perrin. Mr. Kelly was among those executive officers who received a market adjustment, reflecting his new duties as CEO of CCIC.

..   Incentive Compensation. Each year, the Committee considers incentive bonuses for the executive officers of CCIC using similar methodologies to those employed in evaluating salaries for the executive officers. For 2002, as in prior years, achievement of certain performance targets were used by the Committee in awarding bonuses. The performance targets may be based on one or more business criteria, or any combination thereof, including but not limited to:

  .   cash flow from operations,

  . free cash flow (net cash from operating activities less capital expenditures),

  .   other measures of financial performance, and

  .   additional components at the Committee's discretion.

   Depending on the level at which the performance goals are met, the CEO and the other executive officers generally are eligible for cash bonuses approximating 50 to 100 percent of their base salaries. Bonuses were paid to an executive officer for 2002 based upon the level at which such officer's respective business segments achieved performance goals. In addition, bonuses were also paid to certain officers for significant individual contributions.

..   Equity-Based Compensation.  Historically, the CCIC executive officers were granted discretionary annual incentive stock options pursuant to the Amended and Restated 1995 Stock Option Plan, based upon individual and corporate performance. Following a change in certain management positions, the Board in September 2001 (following review and recommendation by the Committee) granted certain front-loaded performance accelerated options under the Amended and Restated 1995 Stock Option Plan to CCIC executive officers and certain other key employees of CCIC. The CCIC executive officers received no options or other equity-based compensation in 2002.

   From January through March 2003, CCIC granted, pursuant to its 2001 Stock Incentive Plan, approximately 5,805,000 shares of restricted stock ("Restricted Stock") to over 350 of its employees, including 1,770,000 shares of Restricted Stock to the CEO and six other CCIC executive officers. The Restricted Stock was issued in lieu of CCIC's annual stock option grants for 2003.

   The shares of Restricted Stock were granted subject to the terms of Restricted Stock Agreements executed in connection with such grants and will generally vest (i.e., the transfer and forfeiture restrictions terminate) in the largest aggregate number of shares vesting pursuant to either (i) Time Vesting (defined below) or (ii) Performance Vesting (defined below). The Restricted Stock vests over time at 10%, 15%, 20%, 25% and 30% respectively, on each November 14 for the years 2003 through 2007 ("Time Vesting"). Performance Vesting relates to target increases in the per share closing price of the CCIC's common stock ("Stock") at or above a base price of $3.69. The base price is equal to the average closing price per share of Stock for a period of five trading days established by the Board at the time it approved the granting of the Restricted Stock. If and when the Stock closes at or above per share prices equal to 150% of the base price ($5.54), 225% of the base price ($8.30) and 337% of the base price ($12.45) for 20 consecutive trading days, 33% of the Restricted Stock performance vests upon reaching each price target ("Performance Vesting"). If a restricted stockholder's employment with the Company is terminated, any remaining, unvested shares of Restricted Stock which such individual holds are generally forfeited and surrendered to CCIC, subject to the provisions of any severance arrangements with CCIC. Most of the CCIC executive officers have severance arrangements that cause the Restricted Stock to vest or continue vesting following termination.

   The grant of Restricted Stock to certain officers of CCIC, including all of the CCIC executive officers, was conditioned upon such officers executing agreements containing certain restrictions, including non-compete, non-solicitation and/or minimum stock ownership provisions (for a description of such agreements, see "VII. Executive
   Compensation--Employment, Termination and Change of Control Arrangements").

..   Compensation of the Chief Executive Officer. For 2002, the Committee set
    Mr. Kelly's base salary as President and CEO of CCIC at $425,000. Mr. Kelly also received a bonus of $382,600 (or 90% of his base salary) for his service during 2002. In addition, in 2003, the Company granted Mr. Kelly 600,000 shares of Restricted Stock subject to the vesting terms described above under "Equity-Based Compensation". In determining the level of Mr. Kelly's salary, bonus and Restricted Stock award, the Committee considered the market in which CCIC competes, the compensation of similarly situated officers at certain competitors and "peers" in similar industries, CCIC's performance in 2001 and 2002, and Mr. Kelly's contributions to corporate performance. In addition, in establishing Mr. Kelly's compensation for 2002, the Committee also considered the market analysis prepared by Towers Perrin.

..   Summary. Section 162(m) of the Internal Revenue Code includes potential limitations on the deductibility of compensation in excess of $1 million paid to the Chief Executive Officer and each of the other four highest compensated executive officers. It is the Committee's intent to adopt policies to obtain maximum tax deductibility of executive compensation consistent with providing motivational and competitive compensation, which is truly performance-based. However, it is also the Committee's intent to balance the effectiveness of its plans and compensation policies against the materiality of any possible lost deductions.

   The Committee believes that CCIC's executive compensation policies and programs serve the interests of the stockholders and CCIC effectively. The Committee believes the various compensation programs are appropriately balanced to provide motivation for executives to contribute to CCIC's overall success and enhance the value of CCIC for the stockholders' benefit. When performance goals are met or exceeded, resulting in increased value to stockholders, executives are rewarded commensurately. The Committee will continue to monitor the effectiveness of CCIC's total compensation program and continue to make proposals where appropriate, in order to meet the current and future needs of CCIC.

   Respectfully submitted by the Compensation Committee of the Board of Directors of Crown Castle International Corp.

                                      COMPENSATION COMMITTEE

                                      Lee W. Hogan, Chairman
                                      Carl Ferenbach
                                      Ari Q. Fitzgerald

Stockholder Return Performance Presentation

The following chart compares the yearly percentage change in the cumulative stockholder return on CCIC's Common Stock against the cumulative total return of the NASDAQ Market Index, the NYSE Market Value Index and SIC Code Index (Communications Services, NEC) for the period commencing August 18, 1998 (the date the Company went public) and ending December 31, 2002. The Company's Common Stock was traded on the NASDAQ NMS from August 18, 1998 until April 25, 2001, at which time the Company's Common Stock began trading on the New York Stock Exchange under the symbol "CCI".

                                    [CHART]

            Crown Castle    Communications      NASDAQ          NYSE
            International    Services, NEC   Market Index   Market Index
08/18/1998     100.00           100.00          100.00         100.00
12/31/1998     180.77           115.81          147.73         124.94
12/31/1999     247.12           163.13          260.55         136.80
12/29/2000     208.18            83.50          163.76         140.07
12/31/2001      82.15            35.20          130.54         127.59
12/31/2002      28.85            14.38           91.06         104.22

VIII. AUDIT COMMITTEE MATTERS

The Board has established an Audit Committee comprised entirely of independent directors, as defined in the rules and regulations of the NYSE. Upon the recommendation of the Audit Committee and in compliance with the regulations of the NYSE, the Board has adopted an Audit Committee Charter setting forth the requirements for the composition of the Audit Committee, the qualifications of its members and the responsibilities of the Audit Committee.

In addition, in accordance with regulations promulgated by the SEC, the Audit Committee has issued the following report.

Audit Committee 2002 Report

To our Stockholders:

Management of Crown Castle International Corp. ("Company") has the primary responsibility for preparing the Company's financial statements and implementing the Company's reporting process, including the Company's system of internal controls. On behalf of the Board of Directors, the Audit Committee, among other duties, performs an oversight role relating to the Company's financial reporting processes and systems of internal control, the independence and the performance of the independent accountants, and the performance of the internal accountants.

Management has represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and KPMG, the Company's independent accountants. The Audit Committee has discussed with the independent accountants their evaluation of the accounting principles, practices and judgments applied by management, and the Committee has discussed any items required to be communicated to it by KPMG in accordance with standards established by the American Institute of Certified Public Accountants (including Statement on Auditing Standards 61).

The Audit Committee has received from KPMG a letter describing any relationships with the Company that may bear on its independence (as required by Independence Standards Board Standard No. 1) and has discussed with KPMG its independence from the Company and its management. The Committee has reviewed and approved the audit fees of KPMG. It has also reviewed and approved non-audit services and fees to assure compliance with the Company's and the Committee's policies restricting KPMG from performing services that might impair its independence.

The Audit Committee discussed with KPMG the overall scope of and plans for its audit. The Committee has met with KPMG, separately and together, with and without management present, to discuss the Company's financial reporting processes and internal controls. The

Committee has reviewed significant audit findings prepared by KPMG and those prepared by the Company's staff, together with management's responses.

Based on its reviews of the Company's audited financial statements and the discussions with management and KPMG referred to above, the Audit Committee recommended to the Board of Directors the inclusion of the audited consolidated financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2002.

Respectfully submitted by the Audit Committee of the Board of Directors of Crown Castle International Corp.

                                      AUDIT COMMITTEE

                                      William D. Strittmatter, Chairman
                                      Randall A. Hack
                                      Lee W. Hogan
                                      Robert F. McKenzie

IX. OTHER MATTERS

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires CCIC's directors and executive officers, and persons who own more than 10% of a registered class of CCIC's equity securities, to file with the SEC and the NYSE reports of ownership and changes in ownership of Common Stock and other equity securities of CCIC. Executive officers, directors and greater than 10% stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

Based on the review of copies of such reports furnished to the Company and written representations that no other reports were required, the Company believes that, during the 2002 fiscal year, CCIC's executive officers, directors and greater than 10% beneficial owners complied with all Section 16(a) filing requirements applicable to them, except Robert F. McKenzie who filed a Form 4 in September 2002 relating to two transactions that occurred in July 2002.

Stockholder Proposals for 2004 Annual Meeting

Stockholders wishing to have a proposal included in the Board's 2004 proxy statement must submit the proposal so that the secretary of CCIC receives it at CCIC's principal executive offices no later than December 18, 2003. If the date of the 2004 Annual Meeting is changed by more than 30 days from the date of the 2003 Annual Meeting, the deadline for submitting proposals to be included in the Board's 2004 proxy statement is a reasonable time before the Company begins to print and mail its proxy materials for its 2004 Annual Meeting.

Stockholders may make nominations for directors and introduce proposals or other business to be considered at the 2004 Annual Meeting provided such nominations and proposals are in accordance with CCIC's bylaws and involve proper matters for stockholder action. Such stockholder nominations and proposals and other business for the 2004 Annual Meeting must be received not less than 90 days (February 29, 2004) nor more than 120 days (January 30, 2004) before May 29, 2004 (which will then be the first anniversary of the preceding year's meeting) at CCIC's principal executive offices, 510 Bering, Suite 500, Houston, TX 77057, Attn: Corporate Secretary. If the 2004 Annual Meeting is advanced by more than 30 days, or delayed by more than 90 days, from the date of the 2003 Annual Meeting, the nomination or proposal must be delivered not earlier than the 120th day prior to the 2004 Annual Meeting and not later than the later of the 90th day prior to the 2004 Annual Meeting or the 10th day following the announcement of the change in the 2004 Annual Meeting date. The notice of nominations for the election of directors must set forth certain information concerning the stockholder giving the notice and each nominee. A copy of the applicable bylaw provision may be obtained, without charge, upon written request to the Corporate Secretary.

If the date of the 2004 Annual Meeting is advanced or delayed by more than 30 calendar days from the date of the 2003 Annual Meeting, the Company shall, in a timely manner, inform shareholders of such change, by including a notice, under
Item 5, in its earliest possible quarterly report on Form 10-Q. The notice will include the new deadline for submitting proposals to be included in the Board's 2004 proxy statement and the new date for determining whether the Company has received timely notice of a nomination or proposal.

Expenses Relating to this Proxy Solicitation

CCIC will pay all expenses relating to this proxy solicitation. In addition to this solicitation by mail, CCIC officers, directors, and employees may solicit proxies by telephone or personal call without extra compensation for that activity. CCIC also expects to reimburse banks, brokers and other persons for reasonable out-of-pocket expenses in forwarding proxy material to beneficial owners of CCIC stock and obtaining the proxies of those owners.

The Company will furnish without charge to each person whose proxy is being solicited, upon request of any such person, a copy of the Annual Report on Form 10-K for the fiscal year ended December 31, 2002 as filed with the Securities and Exchange Commission, including the financial statements and schedules thereto, but not the exhibits. In addition, such report is available, free of charge, through the investor relations section of the Company's internet website at http://investor.crowncastle.com/edgar.cfm. Requests for copies of such report should be directed to Donald J. Reid, Jr., Corporate Secretary, Crown Castle International Corp., 510 Bering Drive, Suite 500, Houston, Texas 77057. Copies of any exhibit to the Form 10-K will be forwarded upon receipt of a written request with respect thereto addressed to Mr. Reid.

The Board invites you to attend the Annual Meeting in person. If you are unable to do so, please sign, date and return the enclosed proxy promptly in the enclosed envelope, so that your shares will be represented at the Annual Meeting.

                                      By Order of the Board of Directors,
                                      /s/ Donald J. Reid, Jr.
                                      Donald J. Reid, Jr.
                                      Corporate Secretary


The board of directors recommends a vote FOR the nominees and proposals below           Mark Here       [ ]
and if no specification is made, the shares will be voted for such nominees and         for Address
proposals.                                                                              Change or
                                                                                        Comments
                                                                                        PLEASE SEE REVERSE SIDE


1.   Election of Directors.                          2.   The ratification of the appointment of     FOR     AGAINST       ABSTAIN
                                                          KPMG LLP as the Company's independent      [ ]       [ ]           [ ]
          Withhold      For All                           certified public accountants for 2003.
For All      All        Except
  [ ]        [ ]          [ ]                        3.   In their discretion, upon such other matters as may
                                                          properly come before the meeting.
Nominees: 01 Carl Ferenbach
          02 Ari Q. Fitzgerald                       Please disregard if you have previously provided                INTERNET
          03 John P. Kelly                           your consent decision.                                             [ ]
          04 William D. Strittmatter
                                                     By checking the box to the right, I consent to future delivery of annual
For all, except nominee(s) written in below:         reports, proxy statements, prospectuses and other materials and shareholder communications electronically via the Internet at a webpage which will be
---------------------------------------------        disclosed to me. I understand that the Company may no longer distribute printed materials to me from any future shareholder meeting until such consent is revoked. I understand that I may revoke my consent at any time by contacting the Company's transfer agent, Mellon Investor Services LLC, Ridgefield Park, NJ and that costs normally associated with electronic delivery, such as usage and telephone charges as well as any costs I may incur in printing documents, will be my responsibility.

                                                                                                                           WILL
                                                                              If you plan to attend the Annual Meeting    ATTEND
                                                                              please mark the WILL ATTEND box.              [ ]




Signature                                               Signature                                               Date
         --------------------------------------------             ---------------------------------------------      --------------
Signature should agree with name printed hereon. If stock is held in the name of more than one person, EACH joint owner should sign. Executors, administrators, trustees, guardians, and attorneys should indicate the capacity in which they sign. Attorneys should submit powers of attorney.

------------------------------------------------------------------------------------------------------------------------------------
                                         * Detach here from proxy voting card. *

                                          Vote by Internet or Telephone or Mail
                                              24 Hours a Day, 7 Days a Week

                                 Internet and telephone voting is available through 11PM
                                   Eastern Time the day prior to annual meeting day.

                    Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

        Internet                                   Telephone                                   Mail
http://www.eproxy.com/CCI                       1-800-435-6710

Use the Internet to vote your             Use any touch-tone telephone                   Mark, sign and date
proxy. Have your proxy card in            to vote your proxy. Have your                   your proxy card
hand when you access the web              proxy card in hand when you                           and
site. You will be prompted to     OR      call. You will be prompted to        OR         return it in the
enter your control number,                enter your control number,                   enclosed postage-paid
located in the box below, to              located in the box below, and                      envelope.
create and submit an                      then follow the directions
electronic ballot.                        given.

                                  If you vote your proxy by Internet or by telephone,
                                     you do NOT need to mail back your proxy card.

You can view the Annual Report and Proxy Statement on the internet at: http://investor.crowncastle.com

                        CROWN CASTLE INTERNATIONAL CORP.

                THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS
              FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON

                                  May 29, 2003

     The undersigned stockholder acknowledges receipt of the Notice of Annual Meeting of Stockholders and the Proxy Statement, each dated April 16, 2003, and hereby appoints John P. Kelly and Donald J. Reid, Jr., or either of them, proxies for the undersigned, each with full power of substitution, to vote all of the undersigned's shares of common stock of Crown Castle International Corp. (the "Company") at the Annual Meeting of Stockholders of the Company to be held at the Company's corporate office, 510 Bering Drive, Suite 500, Houston, Texas 77057, on Thursday, May 29, 2003 at 9:00 a.m., Central Time, and at any adjournments or postponements thereof.

PLEASE SIGN, DATE AND RETURN THE PROXY IN THE ENVELOPE ENCLOSED. THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES IN ITEM 1, FOR THE PROPOSAL 2, AND WILL GRANT DISCRETIONARY AUTHORITY PURSUANT TO ITEM 3. THIS PROXY WILL REVOKE ALL PRIOR PROXIES SIGNED BY YOU.

                          (Please Sign on Reverse Side)

    Address Change/Comments (Mark the corresponding box on the reverse side)




--------------------------------------------------------------------------------

                     * Detach here from proxy voting card. *